[DESCRIPTION]     BELCO OIL & GAS CORP. FORM 8-K, 11/10/98
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

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                                     FORM 8-K

    /X/ CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 10, 1998

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                          COMMISSION FILE NUMBER 1-14256
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                               BELCO OIL & GAS CORP.
               (Exact Name of Registrant as Specified in its Charter)

                                      NEVADA
                         (State or other jurisdiction of
                          incorporation or organization)

                                 767 FIFTH AVENUE
                                NEW YORK, NEW YORK
                     (Address of principal executive offices)
                                    13-3869719
                       (IRS Employer Identification Number)

                                       10153
                                     (Zip Code)

                                   (212) 644-2200
               (Registrant's telephone number, including area code)

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Item 5.  Other Events
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    Belco Oil & Gas Corp. ("Belco" or the "Company") executed on November 10,
1998 a restructuring agreement with Big Bear Exploration Ltd. ("Big Bear") whereby Belco agreed to convert the 12,500,000 shares of Series 1, Class "A", Convertible Preferred Stock held by its wholly owned Canadian subsidiary into 21,428,571 shares of Big Bear Common Stock (subject to adjustment for certain changes in Big Bear's capital structure) at a conversion price of C$0.70 per share (reduced from C$1.20 per share). Following the conversion, Belco, through its wholly owned Canadian subsidiary, will own approximately 26.4% of Big Bear's outstanding Common Stock based on the current number of shares outstanding. The conversion is subject to the approval of Big Bear's stockholders and the Toronto Stock Exchange, as well as certain other conditions.

    Belco and Big Bear also agreed to terminate effective November 10, 1998 the Special Acquisition Warrants for Big Bear Common Stock issued to Belco on June 12, 1998, having an exercise price of C$1.016 per share. In connection with the cancellation of the Special Acquisition Warrants, the US$60 million letter of credit and the 3,436,000 shares of Belco Common Stock held in escrow to fund payment of the Special Acquisition Warrants were released from escrow. The letter of credit has been canceled and the 3,436,000 shares of Belco Common Stock have been returned to authorized but unissued status. Furthermore, Belco representatives have resigned from the Big Bear Board of Directors.

    This Current Report on Form 8-K includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Belco believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Belco to meet its stated business goals.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

    (a)       Financial statements of businesses acquired.
                   Not Applicable.

    (b)       Pro Forma Financial Information.
                   Not Applicable.

    (c)       Exhibits.
                   99.1 Press release dated November 11, 1998
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                                  SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                                 BELCO OIL & GAS CORP.
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Date: November 19, 1998                            ROBERT A. BELFER
                                       -------------------------------------
                                                  ROBERT A. BELFER
                                       (CHAIRMAN AND CHIEF EXECUTIVE OFFICER)

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EXHIBIT INDEX

NO.                 DESCRIPTION
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Exhibit 99.1        Press Release


FOR IMMEDIATE RELEASE:  Wednesday, November 11, 1998
CONTACT: Dominick J. Golio - Chief Financial Officer (212) 508-9513

         BELCO OIL & GAS CORP. AND BIG BEAR EXPLORATION LTD. ANNOUNCE
                          RESTRUCTURING AGREEMENT

    Belco Oil & Gas Corp. (NYSE:BOG) and Big Bear Exploration Ltd. (TSE:BDX) announced today that they had executed a restructuring agreement whereby Belco agreed to convert its 12,500,000 shares of Series 1, Class "A", Convertible Preferred Stock into 21,428,571 shares of Big Bear Common Stock at a conversion price of C$0.70 per share (reduced from C$1.20 per share). Following the conversion, Belco will own approximately 26.4% of Big Bear's outstanding Common Stock. The conversion is subject to the approval of Big Bear's stockholders and the Toronto Stock Exchange, as well as certain other conditions.

    Belco and Big Bear also agreed to terminate effective November 10, 1998 the Special Acquisition Warrants for Big Bear Common Stock issued to Belco on June 12, 1998, having an exercise price of $1.01 per share. Belco representatives have resigned from the Big Bear Board of Directors.

    Robert A. Belfer, Chairman and Chief Executive Officer of Belco, said: "We have the highest regard for the talents of Big Bear's management team and have confidence that Big Bear will successfully execute its business strategy by becoming a significant player in the Canadian oil and gas sector."

    Belco is an independent energy company engaged in the exploration, development, acquisition and production of natural gas and oil.